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                                                                      Exhibit 5

Morgan, Lewis & Bockius LLP
Counselors at Law

1701 Market Street
Philadelphia, PA 19103-2921
215-963-5000
Fax: 215-963-5299


                                 April 10, 2002

Cell Pathways, Inc.
702 Electronic Drive
Horsham, PA 19044

Re:      Cell Pathways, Inc. -- Registration Statement on Form S-3
         ---------------------------------------------------------

Ladies and Gentlemen:

As counsel to Cell Pathways, Inc., a Delaware corporation (the "Company"), we have assisted in the preparation of the subject Registration Statement on Form S-3, as amended (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration under the Act of 2,987,636 shares (the "Shares") of the Company's common stock (the "Common Stock"). The Shares consist of 2,390,107 shares of Common Stock (the "Issued Shares") sold in a private offering to the selling stockholders named in the prospectus included in the Registration Statement, and 597,529 shares of Common Stock (the "Warrant Shares") underlying warrants (the "Warrants") to purchase Common Stock sold to such selling stockholders in said private offering.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company, as in effect on the date hereof; (c) certain records of the Company's corporate proceedings as reflected in its minute books; and (d) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. The opinion set forth below is limited to the General Corporation Law of the State of Delaware, as amended.

Based upon the foregoing and subject to the limitation herein, we are of the opinion that the Issued Shares are, and the Warrant Shares, when issued upon the exercise of the Warrants in accordance with their terms, will be, validly issued, fully paid and nonassessable.

This opinion speaks only as of the date hereof, and we do not have, nor do we assume, any obligation to advise you of any changes in any facts or applicable laws after the date hereof which may affect our opinion.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to our Firm under the heading "Legal Matters" in the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis, & Bockius LLP